Exhibit 3.1

                     CERTIFICATE OF AMENDMENT OF
                    CERTIFICATE OF INCORPORATION OF
                     ADVANCED POLYMER SYSTEMS, INC.

Advanced Polymer Systems, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

FIRST: That Article I of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

"I:  Name.  The name of the corporation is AP Pharma, Inc."

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General
Corporation Law.

In witness whereof, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized person this 9th day of May, 2001.


                                           /s/ Michael O'Connell
                                           ---------------------
                                           Michael O'Connell,
                                           President and Chief
                                           Executive Officer




- 2 -